Exhibit 21

Subsidiaries of Apollo Group, Inc.
Entity	Jurisdiction of Incorporation or Formation
Apollo Development Corp.	Arizona
Apollo Global, Inc.	Delaware
Apollo Group China, LLC	Arizona
Apollo Investments, Inc.	Arizona
Apollo NB Holding Company	Arizona
Aptimus, Inc.	Washington
Institute for Professional Development	California
The College for Financial Planning Institutes Corporation	Arizona
The University of Phoenix, Inc.	Arizona
Apollo Education Services, LLC	Delaware
Carnegie Learning, Inc.	Pennsylvania
Apollo Lightspeed LLC	Delaware

Assumed Names
Corporate Name	Assumed Name	State(s) where used
Apollo Group, Inc.	Apollo Education	California
Institute for Professional Development	Institute for Professional Development of California, Inc.	California, Connecticut, Missouri, New Jersey, Wisconsin
Institute for Professional Development	Institute for Professional Development, Inc.	Arizona, Florida, Illinois, Indiana, Kentucky, North Carolina, Oklahoma, Pennsylvania, Tennessee, Virginia
Institute for Professional Development	Institute for Professional Development Corporation	Iowa
Institute for Professional Development	Institute for Professional Development Incorporated	Oregon
Institute for Professional Development	Apollo Group, Inc.	Texas

Subsidiaries of Apollo Global, Inc.
Entity	Jurisdiction of Incorporation or Formation
Western International University, Inc	Arizona, USA
Apollo Global Dutch GP, LLC	Delaware, USA
Helios International (Netherlands) C.V.	Netherlands

Subsidiaries of Helios International (Netherlands) C.V.
Entity	Jurisdiction of Incorporation or Formation
Cooperatieve Apollo Global Netherlands U.A.	Netherlands
Apollo Global Dutch Coop, LLC	Delaware, USA

Subsidiaries of Cooperatieve Apollo Global Netherlands U.A.
Entity	Jurisdiction of Incorporation or Formation
Apollo Global Chile, S.A.	Chile
Apollo Global Mexico, S. de R.L. de C.V.	Mexico
Apollo Global Singapore Holdings Pte. Ltd	Singapore
Apollo UK Acquisition Company Limited	United Kingdom

Subsidiaries of Apollo UK Acquisition Company Limited
Entity	Jurisdiction of Incorporation or Formation
BPP Holdings Limited	United Kingdom

Subsidiaries of Apollo Global Chile, S.A.
Entity	Jurisdiction of Incorporation or Formation
Apollo Chile Comunicaciones, Limitada	Chile
Universidad de Artes, Ciencias y Comunicación [1]	Chile
Instituto Superior de Artes y Ciencias de la Comunicación S.A. (“I.A.C.C”)	Chile
Sociedad de Transportes Trans-Guil Limitada (“Trans-Guil”)	Chile

Subsidiaries of Apollo Global Mexico, S. de R.L. de C.V.
Entity	Jurisdiction of Incorporation or Formation
Apollo Global Mexico Sub, S. de R.L. de C.V.	Mexico

Subsidiaries of Apollo Global Mexico Sub, S. de R.L. de C.V.
Entity	Jurisdiction of Incorporation or Formation
Universidad Latinoamericana, S.C. (“ULA”)	Mexico

Subsidiaries of BPP Holdings Limited
Entity	Jurisdiction of Incorporation or Formation
BPP Services Limited	United Kingdom
BPP University Limited	United Kingdom
BPP Dublin Limited	Ireland
Happy Café Limited	United Kingdom
BPP International Limited	United Kingdom
BPP Netherlands, BV	Netherlands

Subsidiaries of BPP Services Limited
Entity	Jurisdiction of Incorporation or Formation
BPP Learning Media Limited	United Kingdom
BPP Professional Education Limited	United Kingdom

1 UNIACC is a non-profit entity; its members are I.A.C.C. and Apollo Global Chile, S.A.